UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2018

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On May 16, 2018, the Board of Directors of Pacific Mercantile Bancorp (the “Company”) adopted and approved amended and restated bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws were effective immediately upon approval by the Board of Directors.
In addition to purely ministerial or minor conforming changes, the Amended and Restated Bylaws include the following changes: (a) permit notice of shareholder meetings to be given by electronic transmission to the extent permitted by the California General Corporation Law; (b) clarify the voting standard for action at a meeting of shareholders to conform to the standard required by the California General Corporation Law; (c) provide that when special meetings of the Board of Directors are called upon 48 hours’ notice, such notice may be delivered personally or by telephone, including by voice messaging system or by electronic transmission; (d) clarify that in the case of a vacancy on the Board of Directors resulting from the removal of a director, shareholders may fill such vacancy by the unanimous written consent of all shares entitled to vote for the election of directors; and (e) providing for mandatory indemnification of directors in addition to the Company’s executive officers.
The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.
Item  9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Pacific Mercantile Bancorp Bylaws, amended and restated as of May 16, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: May 16, 2018	By:	/s/ THOMAS M. VERTIN
Thomas M. Vertin, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Pacific Mercantile Bancorp Bylaws, amended and restated as of May 16, 2018